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                                                                   EXHIBIT 10.38


                NON-COMPETITION AND NON-CIRCUMVENTION AGREEMENT

         This Non-Competition and Non-Circumvention Agreement (the "Agreement") is entered into effective as of March 1, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), Healthcare Recovery Acquisition Corporation, a Delaware corporation ("Acquisition Co."), and Eugene
M. Arnone (the "Shareholder").

         WHEREAS, QuadraMed and Acquisition Co. have entered into that certain Acquisition Agreement and Plan of Merger dated as of March 1, 1997 (as amended) with Healthcare Recovery Incorporated, a New Jersey corporation (the "Company"), and the shareholders of the Company (the "Acquisition Agreement"), pursuant to which the Company will be merged within and into Acquisition Co.

         WHEREAS, the Company has heretofore operated a healthcare accounts receivable management, collection and financing and business office outsourcing and reimbursement consulting business.

         WHEREAS, the Shareholder owns a majority of the issued and outstanding shares of the capital stock of the Company.

         WHEREAS, QuadraMed and Acquisition Co. desire to assure themselves that the Shareholder will not compete with QuadraMed and Acquisition Co. for a period of five (5) years from the termination of his employment with QuadraMed or any affiliate thereof in a business which is the same as, substantially similar to or in competition with the healthcare accounts receivable management, collection and financing and business office outsourcing and reimbursement consulting operations of QuadraMed and/or Acquisition Co. (including the business and goodwill of the Company) as now being conducted and as they may evolve in the ordinary course in all of the states and territories of the United States.

         WHEREAS, this Agreement is a material inducement to QuadraMed and Acquisition Co. to enter into the Acquisition Agreement, and the Shareholder is agreeable to entering into this Agreement with QuadraMed and Acquisition Co. on the terms herein set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereby covenant and agree as follows:

         1. Subject to the terms and conditions hereof, the Shareholder covenants and agrees that, for the period commencing on the Closing and ending on the fifth (5th) anniversary of the termination of his employment with QuadraMed or any affiliate thereof (the "Restricted Period"), the Shareholder will not, either directly or indirectly through an affiliated or controlled entity or person, on his own behalf or as a partner, consultant, proprietor, principal, agent, stockholder, creditor, security holder, trustee or otherwise (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation), or in any other capacity, invest, participate or engage in, or devote any material endeavor or effort to an entity or business which is the same as, substantially similar to or in
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competition with the healthcare accounts receivable management, collection and financing and business office outsourcing and reimbursement consulting operations of QuadraMed and/or Acquisition Co. (including the business and goodwill of the Company) as now being conducted and as they may evolve in the ordinary course (the "Restricted Business") in all of the states and territories of the United States (the "Restricted Territory").

         2. The Shareholder acknowledges that he has knowledge of information of substantial value regarding the Restricted Business, which is not generally known and which gives QuadraMed and Acquisition Co. an advantage over competitors who do not know it, including, without limitation, computer programs, names and expertise of employees and consultants, know-how, trade secrets, formulae, processes, ideas, inventions and other sales, business, financial, customer and product-developments, plans, lists, forecasts, strategies and information of the Company (collectively, the "Confidential Information"). The term "Confidential Information" shall not include information which is (i) generally or readily obtainable by the public or the trade, (ii) publicly known or becomes known, through no fault or activity of the Company or the Shareholder or (iii) required to be disclosed by the Company, the Shareholder or any relative or affiliate thereof pursuant to deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar legal compulsion; provided, however, that prompt written notice of such requirement shall be provided to QuadraMed so that it may seek a protective order or other appropriate remedy and/or may waive compliance with this Section 2; and provided, further, that if such protective order or other remedy is not obtained, and whether or not such waiver is given, only such portion of the Confidential Information which the person subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable effort shall be made to obtain assurances that confidential treatment will be accorded such Confidential Information. The Shareholder hereby expressly acknowledges and agrees that the Confidential Information constitutes confidential and valuable trade secret business information of the Company. The Shareholder agrees, at all times during the Restricted Period, to regard and preserve as confidential such Confidential Information, and, subject to the provisions hereof, to refrain from publishing or disclosing any part of it or from using, copying or duplicating it in any way or by any means or for any purposes. Subject to the provisions hereof, the Shareholder further agrees, at all times during the Restricted Period, that such Confidential Information will not be disclosed by the Shareholder to any person or entity except counsel or other professionals retained by Shareholder to provide professional advice without the prior written consent of QuadraMed, which may be withheld in its sole discretion.
The Shareholder acknowledges that the disclosure or use or any Confidential Information in violation of this Agreement could gravely affect the effective and successful conduct of the Restricted Business and the value of the goodwill of the Company acquired pursuant to the Acquisition Agreement, and that breach of the terms of this Section 2 is a material breach of the terms of this Agreement.





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         3.      During the Restricted Period, the Shareholder shall not,
whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, divert or attempt to divert, directly or indirectly, or otherwise interfere in a material fashion with any portion of the Restricted Business, or any customers or contractors of the Restricted Business, or induce or attempt to induce, directly or indirectly, any person to terminate his or her employment or other business association with the Restricted Business.

         4. The Shareholder shall refrain from making disparaging or derogatory comments or references regarding the business, practices, competence and/or services of the Restricted Business; provided, however, that such comments or references may be made in good faith to prosecute or defend any claim, action or proceeding by or against QuadraMed or Acquisition Co. or under or pursuant to any deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar legal compulsion.

         5. The covenants contained herein shall be construed as if each covenant is divided into separate and distinct covenants in respect of the Restricted Business, each capacity in which the Shareholder is prohibited from competing and each part of the Restricted Territory in which the QuadraMed or Acquisition Co. is carrying on the Restricted Business. Each such covenant shall constitute separate and several covenants distinct from all other such covenants.

         6. Each of the parties hereto recognizes that the territorial restrictions contained in this Agreement are properly required for the adequate protection of the Restricted Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Restricted Territory, such covenant or provision shall not be affected with respect to any other part of the Restricted Territory, and each of the parties hereto agrees and submits to the reduction of said territorial restriction to such an area as said court shall deem reasonable.

         7. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of the Restricted Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value and
(iii) a breach of any of such covenants or any other provision of this Agreement will result in irreparable harm and damage to the Restricted Business which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, QuadraMed and/or Acquisition Co. shall be entitled to seek the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.





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         8.      All defined terms utilized in this Agreement shall have the meanings ascribed to them in the Acquisition Agreement unless otherwise indicated.

         9. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in the fashion and at the addresses or facsimile numbers as specified in Section 8.7 of the Acquisition Agreement, or to such other addresses or facsimile numbers as any party hereto may specify by notice in writing to the other.

         10. THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

         11. This Agreement is the valid and legally binding obligation of the parties hereto, enforceable against each party in accordance with its terms and shall inure to the benefit of such parties and their respective successors and assigns.

         12. This Agreement may be executed in counterparts, all of which shall constitute the same instrument.

         13. Each party hereto acknowledges that it has been represented by independent legal counsel.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


QUADRAMED                     QUADRAMED CORPORATION,
                              a Delaware corporation


                              By:   /s/ JAMES D. DURHAM
                                 ----------------------------------------------
                                      James D. Durham, Chief Executive Officer

ACQUISITION CO.               HEALTHCARE RECOVERY ACQUISITION
                              CORPORATION, a Delaware corporation


                              By:  /s/ JAMES D. DURHAM
                                 ----------------------------------------------
                                      James D. Durham, Chief Executive Officer

SHAREHOLDER


                               /s/ EUGENE M. ARNONE
                              -------------------------------------------------
                              Eugene M. Arnone



      [SIGNATURE PAGE TO NON-COMPETITION AND NON-CIRCUMVENTION AGREEMENT]





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